Exhibit 99.1

FOR IMMEDIATE RELEASE

WALTER INVESTMENT MANAGEMENT CORP. REACHES AGREEMENT

WITH TERM LENDERS AND SENIOR NOTEHOLDERS ON FINANCIAL RESTRUCTURING

Successful Consummation of Financial Restructuring Expected to Reduce Corporate Debt by Approximately $700 Million

Operations Planned to Continue in the Ordinary Course

FORT WASHINGTON, Pa., Oct. 20, 2017 – Walter Investment Management Corp. (“Walter” or the “Company”) (NYSE: WAC.BC) today announced that it has entered into a Restructuring Support Agreement (the “Noteholder RSA”) with certain holders (the “Noteholders”) of more than 50% by principal amount of the Company’s 7.875% Senior Notes due 2021 (the “Senior Notes”) that contemplates a financial restructuring which, if consummated, is expected to strengthen the Company’s balance sheet. The Company also announced that it has entered into an Amended and Restated Restructuring Support Agreement (the “Term Lender RSA” and, collectively with the Noteholder RSA, the “RSAs”) with certain lenders (the “Lenders”) holding term loans (the “Term Loans”) under the Company’s Amended and Restated Credit Agreement, dated as of December 19, 2013 (the “Existing Credit Agreement”), in an amount more than 48% of the outstanding Term Loans. The RSAs will become effective once holders of 66 2/3% in the aggregate of Senior Notes and Term Loans, respectively, become party to the applicable RSA (the “Support Effective Date”). The parties may terminate the RSAs if the Support Effective Date does not occur before October 25, 2017.

Through consummation of the transactions contemplated in the RSAs, the Company expects to reduce its outstanding corporate debt as of June 30, 2017 by approximately $700 million and enhance its financial flexibility as it continues the ongoing transformation of its business. In addition to the recoveries to the Company’s Lenders and Noteholders, as described below, the RSAs also contemplate a recovery for the holders (the “Convertible Noteholders”) of the Company’s 4.50% convertible senior subordinated notes due 2019 and the Company’s existing common stockholders if the requisite number of Convertible Noteholders support the restructuring.

The Company plans to implement the terms of the RSAs by soliciting votes from the Lenders, the Noteholders, and the Convertible Noteholders on a pre-packaged chapter 11 plan of reorganization. Following the solicitation, which is intended to begin next month, the Company intends to voluntarily file a pre-packaged plan of reorganization under chapter 11 of the United States Bankruptcy Code in late November 2017, to execute the various transactions contemplated by the RSAs. Walter intends to complete the reorganization process on an expedited basis, potentially concluding by the end of 2017 and under all circumstances not later than January 31, 2018. Under the contemplated plan for reorganization agreed to in the RSAs (the “Prepackaged Plan”), it is intended that only the holding company will file for reorganization under chapter 11. Walter’s operating entities, including Ditech Financial LLC and Reverse Mortgage Solutions, Inc., are expected to remain out of chapter 11 and continue their operations in the ordinary course throughout the consummation of the financial restructuring transactions. The Company believes it has ample liquidity to support its businesses and the costs of the restructuring.

Anthony Renzi, Walter’s President and Chief Executive Officer, commented, “We are making significant progress transforming our business, and the financial restructuring contemplated by the agreements we have reached with our lenders and noteholders are a key part of our plans. Through these agreements, we expect to quickly restructure our debt while ensuring that business will continue as normal. The support of our lenders demonstrates their confidence in our business, and we believe that we are on the right track to emerge from this process better positioned for continued growth and success.”

Mr. Renzi continued, “The fundamentals of our core business remain solid and we expect demand for our quality products, services and single source convenience to continue to grow. As we move forward we will continue to focus on serving our customers by enabling their dreams of homeownership and caring for them throughout their homeownership lifecycle. We appreciate the continued support of our business counterparties and lenders, and we thank our employees for their continued hard work and dedication. We look forward to completing this financial restructuring so we can continue to execute on our strategic initiatives as we seek to create a brighter future for our company and our customers.”

The Company’s strategic initiatives include a focus on its “core” business, which in general is the origination and servicing of GSE and government mortgage loans, and the servicing of reverse mortgage loans. The Company is continuing its efforts to reduce costs, improve operational efficiency and further enhance its originations business. The Company is also making progress in improving the performance and the overall profitability of its servicing business, including moving more toward a “fee for service” model and away from heavy investment in mortgage servicing rights.

The terms of the RSAs include the following:

•	The Company and the Lenders will become bound by the Amended and Restated Credit Facility and receive, in full and final satisfaction of their Allowed Term Loan Claims on the effective date of the Prepackaged Plan (the “Plan Effective Date”), their pro rata share of (i) term loans under the Amended and Restated Credit Facility Agreement (such term loans to be in an aggregate principal amount equal to the term loans then outstanding under the Credit Agreement as of the Plan Effective Date), and (ii) any accrued and unpaid interest under the Credit Agreement as of the Plan Effective Date; and

•	Noteholders will receive (i) $250 million in new Second Lien Notes due December 2024 (the “Second Lien Notes”), and (ii) $100 million in Mandatorily Convertible Preferred Stock (the “Preferred Stock”). The Preferred Stock would convert into 73% of the Common Stock pursuant to agreed conversion terms, but would be subject to dilution by shares issuable pursuant to a management incentive plan, shares issued after the effective date of the restructuring transactions, and by shares issued (if any) under the 10-year Warrants (the “Warrants”) expected to be received by the Convertible Noteholders and existing common stockholders.

The Prepackaged Plan is expected to provide for recovery to the Company’s existing common stockholders, who are expected to share 50/50 with the Company’s existing Convertible Noteholders in a recovery comprising an aggregate of approximately 27% (13.5% each) of the Company’s total equity issued on the Plan Effective Date, after giving effect to conversion of the Preferred Stock and subject to dilution by any shares issued after the effective date of the restructuring transactions or pursuant to a management incentive plan; however, upon consummation of the restructuring transactions, the Convertible Noteholders and the existing common stockholders would initially receive, in aggregate, 100% of the Company’s new common stock and the Warrants, and the Noteholders would initially receive 100% of the Preferred Stock and the Second Lien Notes.

While there can be no assurance that the Warrants will become “in the money” and therefore exercisable, the Warrants are intended to provide the Convertible Noteholders and the Company’s existing stockholders additional incremental recovery should the Warrants become exercisable, as described further in the RSAs. The recovery of the Company’s existing stockholders and Convertible Noteholders is dependent upon Convertible Noteholders holding in excess of the requisite principal amount of the Convertible Notes voting to approve the Prepackaged Plan. If such approval is not obtained, existing Company stockholders and the Convertible Noteholders will not receive any recovery.

A summary of the material terms of the RSAs will be included in a Current Report on Form 8-K being filed by the Company with the Securities and Exchange Commission.

Advisors

Weil, Gotshal & Manges LLP is acting as legal counsel, Houlihan Lokey is acting as investment banking debt restructuring advisor and Alvarez & Marsal North America, LLC is acting as financial advisor to the Company in connection with the financial restructuring.

Kirkland & Ellis LLP is acting as legal counsel and FTI Consulting Inc. is acting as financial advisor to the consenting term lenders.

Milbank, Tweed, Hadley & McCloy LLP is acting as legal counsel and Moelis & Company LLC is acting as financial advisor to the consenting senior noteholders.

About Walter Investment Management Corp.

Walter Investment Management Corp. is an independent servicer and originator of mortgage loans and servicer of reverse mortgage loans. Based in Fort Washington, Pennsylvania, the Company has approximately 4,400 employees and services a diverse loan portfolio. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com. The information on the Company’s website is not a part of this release.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could, “ “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. Such statements include, but are not limited to, statements relating to the potential transactions contemplated by the RSAs, descriptions of management’s strategy, plans, objectives, expectations, or intentions and descriptions of assumptions underlying any of the above matters and other statements that are not historical fact.

Forward-looking statements are subject to significant known and unknown risks, uncertainties, challenges and other important factors, and the Company’s actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, intentions and expectations and are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potential outcome of any proposed transactions the Company considers. Risks and uncertainties relating to the proposed financial restructuring include: the ability of the Company to comply with the terms of the RSAs, including completing various stages of the restructuring within the dates specified by the RSAs; the ability of the Company to obtain requisite support for the restructuring from various stakeholders; the ability of the Company to maintain the listing of its common stock on the New York Stock Exchange; the ability of the Company to successfully execute the transactions contemplated by the RSAs without substantial disruption to the business of, or a chapter 11 bankruptcy filing by, one or more of its primary operating or other subsidiaries; and the effects of disruption from the proposed restructuring making it more difficult to maintain business, financing and operational relationships, to retain key executives and to maintain various licenses and approvals necessary for the Company to conduct its business. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in more detail under the heading “Risk Factors” and elsewhere in the Company’s annual and quarterly reports, including amendments thereto, and other filings with the Securities and Exchange Commission.

Contact

Kimberly Perez

SVP & Chief Accounting Officer

813.421.7694

investorrelations@walterinvestment.com